Exhibit 10.27

Execution copy

AMENDMENT NO. 1 TO LOAN AGREEMENT

This Amendment No. 1 to Loan Agreement (this “Amendment”), dated as of April 23, 2015, is to that certain Loan Agreement dated as of December 5, 2014 (as amended, restated, supplemented or otherwise modified, the “Loan Agreement”), among the persons identified as borrowers on the signature pages hereto (the “Borrowers”); IH5 PROPERTY HOLDCO L.P.; the lenders party thereto (the “Lenders”); WELLS FARGO BANK, N.A., as the Calculation Agent, Paying Agent, and Securities Intermediary; GERMAN AMERICAN CAPITAL CORPORATION, as the Collateral Agent; and DEUTSCHE BANK AG, NEW YORK BRANCH, as the Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

RECITALS

WHEREAS, IH5 PROPERTY BORROWER L.P. (the “Borrower Representative”) has (1) advised the Administrative Agent that the definition of “Existing Management Agreement” set forth in Section 1.01 of the Loan Agreement is incorrect and the Management Agreement described therein is actually dated as of October 13, 2014 and (2) requested that the definition of “Existing Management Agreement” set forth in Section 1.01 of the Loan Agreement be amended to reflect the correct date.

WHEREAS, Section 10.01 of the Loan Agreement provides that the Loan Agreement may be amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrower Representative without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order to cure ambiguities, omissions, mistakes or defects.

WHEREAS, the Administrative Agent has agreed to make such requested correction to the definition of “Existing Management Agreement” set forth in Section 1.01 of the Loan Agreement in order to cure such mistake, subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the continued performance by the Borrowers of their respective promises and obligations under the Loan Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Administrative Agent agree as follows.

AGREEMENT

1. Amendment to Loan Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the definition of “Existing Management Agreement” set forth in Section 1.01 of the Loan Agreement is hereby amended to delete the phrase “December 4, 2014” and insert therefor the phrase “October 13, 2014”.

2. Effectiveness of this Amendment; Conditions Precedent. The provisions of this Amendment shall be deemed to have become effective as of the date of this Amendment, but such effectiveness shall be expressly conditioned upon the Administrative Agent’s receipt of (a) a counterpart of this Amendment executed and delivered by duly authorized signatories of the Borrowers and the Administrative Agent, (b) a fully executed Amendment No. 1 to the Assignment of Management Agreement executed by the Borrowers, the Manager and the Administrative Agent and (c) a copy of the Management Agreement (and all amendments thereto).

3. Miscellaneous.

a. Headings. The various headings of this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

b. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

c. Interpretation. No provision of this Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision.

d. Complete Agreement; Conflict of Terms. This Amendment constitutes the complete agreement between the parties with respect to the subject matter hereof, and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect thereto. In the event of any inconsistency between the provisions of this Amendment and any provision of the Loan Agreement, the terms and provisions of this Amendment shall govern and control.

e. Representations, Warranties and Covenants.

i. Each of the Borrowers hereby represents and warrants that (i) this Amendment and the Loan Agreement as modified by this Amendment constitute the legal, valid and binding obligations of such Person, enforceable against it in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability and (ii) the copy of the Management Agreement delivered to the Administrative Agent pursuant to Section 2(c) is true and correct.

ii. Each Borrower hereby represents and warrants that its execution, delivery and performance of this Amendment and its performance of the Loan Agreement, as modified by this Amendment, have been duly authorized by all necessary action and: (i) will not contravene such Borrower’s Constituent Documents, (ii) will not result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over any such Borrower or any of such Borrower’s properties or assets, (iii) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under the terms of any indenture, mortgage, deed of trust, deed to secure debt, loan agreement, management agreement or other agreement or instrument to which any such Borrower is a party or to, which any of such Borrower’s property or assets is subject, that could, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect and (iv) except for Liens permitted under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the assets of any such Borrower.

iii. Each Borrower hereby represents and warrants that (1) no Default or Event of Default has occurred and is continuing and (2) all of the representations and warranties of such Borrower contained in the Loan Agreement and in each other Loan Document to which it is a party are true and correct in all respects for representations and warranties qualified as to materiality, and true and correct in all material respects for representations and warranties not qualified as to materiality (unless such representation or warranty expressly relates to an earlier date in which case such representation or warranty shall be true and correct as of such earlier date) as of the date of such Borrower’s execution and delivery hereof or thereof as though made on and as of such date.

f. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

g. Effect. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Loan Agreement as modified hereby and each reference in the other Loan Documents to the Loan Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Loan Agreement as modified hereby. Except as expressly provided in this Amendment, all of the terms, conditions and provisions of the Loan Agreement shall remain the same.

h. No Novation or Amendment. Except as specifically set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not (i) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, the Administrative Agent or any Lender under the Loan Agreement or any other Loan Document, (ii) constitute a waiver of any provision in the Loan Agreement or in any of the other Loan Documents or of any Default or Event of Default that may have occurred and be continuing or (iii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or in any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

i. Administrative Agent’s Expenses. Without limiting the provisions of Section 10.09 of the Loan Agreement, the Borrowers hereby jointly and severally agree to promptly reimburse the Administrative Agent for all of the reasonable out-of-pocket expenses, including, without limitation, reasonable attorneys’ and paralegals’ fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

IH5 PROPERTY PHOENIX, L.P.
IH5 PROPERTY WEST, L.P.
IH5 PROPERTY GEORGIA, L.P.
IH5 PROPERTY FLORIDA, L.P.
IH5 PROPERTY ILLINOIS, L.P.
IH5 PROPERTY WASHINGTON, L.P.
IH5 PROPERTY NEVADA, L.P.
IH5 PROPERTY NORTH CAROLINA, L.P.
IH5 PROPERTY MINNESOTA, L.P.

By:	IH5 PROPERTY LEVEL GP LLC, as General Partner of each of the foregoing Delaware limited partnerships

By:	/s/ Jonathan Olsen
Name:	Jonathan Olsen
Title:	Managing Director and Head of Capital Markets

IH5 PROPERTY HOLDCO L.P.

By:	IH5 PROPERTY HOLDCO GP LLC, its General Partner

By:	/s/ Jonathan Olsen
Name:	Jonathan Olsen
Title:	Managing Director and Head of Capital Markets

Signature Page to

Amendment No. 1 to Loan Agreement

DEUTSCHE BANK AG, NEW YORK BRANCH as the Administrative Agent and a Lender

By:	/s/ R. Christopher Jones
Name:	R. Christopher Jones
Title:	Director

By:	/s/ Menahem Namer
Name:	Menahem Namer
Title:	Vice President

Signature Page to

Amendment No. 1 to Loan Agreement